UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 26, 2015
(date of earliest event reported)

 VASCULAR SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 0-27605

Minnesota	41-1859679
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6464 Sycamore Court North
Minneapolis, Minnesota 55369
(Address of principal executive offices)

 (763) 656-4300
(Registrant’s telephone number, including area code)

 Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act ( 17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 26, 2015 (the “Effective Date”) Vascular Solutions, Inc. (“Company”) entered into a purchase agreement with IRET – Plymouth, LLC (“IRET”) to acquire a manufacturing and office building of approximately 26,000 square feet located at 6420 Sycamore Court North, Maple Grove, Minnesota, for a total purchase price of $2,725,000 (the “Purchase Agreement”).  Subject to the satisfaction of certain terms and closing conditions customary for a real estate transaction of this type, the closing is expected to take place in early March 2015 (the “Closing”).  Under the terms of the Purchase Agreement, within two business days after the Effective Date, the Company will deposit $50,000 into escrow to be held as earnest money until the closing of the transaction.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full agreement attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Agreement for Sale and Purchase of Property by and between IRET – Plymouth, LLC and Vascular Solutions, Inc., made and entered into as of January 26, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VASCULAR SOLUTIONS, INC.

Date: January 28, 2015	By:	/s/ James Hennen
James Hennen
	Its:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Agreement for Sale and Purchase of Property by and between IRET – Plymouth, LLC and Vascular Solutions, Inc., made and entered into as of January 26, 2015.